Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Completes Sale of the Parking Garage
at Revere Hotel Boston Common

Bethesda, MD, June 26, 2017 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has closed on the sale of the 826-space parking garage, which included 10,500 square feet of vacant ground floor space, at Revere Hotel Boston Common for $95.0 million.

The sale price of $95.0 million reflects a 23.5x EBITDA multiple and a 4.0% net operating income capitalization rate (after an assumed annual capital reserve of 4.0% of revenues) based on the trailing twelve-month operating performance for the period ended May 31, 2017.

“We are extremely pleased with the sale of the parking garage at Revere Hotel Boston Common,” noted Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “This sale generates significant value for our shareholders at a very favorable price and overall capitalization rate. To date, we have sold 5 hotels and 2 non-hotel assets under our strategic disposition plan that we initiated early last year, which has generated $676.8 million in gross proceeds. These property sales continue to allow us to take advantage of the value differential between the higher private market prices and values and the lower public market valuation of our company.”

Proceeds from the sale of the parking garage at Revere Hotel Boston Common will be utilized for general business purposes, which may include further reducing the Company’s outstanding debt or repurchasing the Company’s common shares. The sale of the parking garage at Revere Hotel Boston Common closed on June 23, 2017.

Due to the sale, the garage will not be reported in the Company’s Same-Property statistics for the second, third or fourth quarters; however, the results during the Company’s ownership period during the second quarter will continue to be included in Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Funds From Operations (“FFO”), Adjusted FFO per diluted share and Net Income. As a result of the sale, the Company expects that the Company’s financials will be impacted by the following amounts:

Second Quarter Impact

•	Net Income increased by approximately $12.8 million as a result of the estimated gain on sale of hotel properties of approximately $13.0 million

•	Same-Property EBITDA reduced by approximately $1.1 million

•	Adjusted EBITDA reduced by approximately $0.2 million

•	Adjusted FFO reduced by approximately $0.2 million

•	Adjusted FFO per diluted share reduced by approximately $0.00 per share

Second, Third and Fourth Quarters Combined Impact

•	Net Income increased by approximately $11.7 million as a result of the estimated gain on sale of hotel properties of approximately $13.0 million

•	Same-Property EBITDA reduced by approximately $3.6 million

•	Adjusted EBITDA reduced by approximately $2.7 million

•	Adjusted FFO reduced by approximately $1.3 million

•	Adjusted FFO per diluted share reduced by approximately $0.02 per share

The Company is not re-projecting or reaffirming its outlook for the second quarter or the full year issued on April 27, 2017 in any way other than to take into account the sale of the parking garage at Revere Hotel Boston Common.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts detailed above.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,970 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to the use of proceeds from the sale of the parking garage at Revere Hotel Boston Common and the estimated impact on the Company’s financial statements. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of June 26, 2017. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Parking Garage at Revere Hotel Boston Common
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve Months ended May 31,
2017

Hotel net income	$2.5

Adjustment:
Depreciation and amortization	1.5

Hotel EBITDA	$4.0

Adjustment:
Capital reserve	(0.2)

Hotel Net Operating Income	$3.8

Note: Historically, the parking garage at Revere Hotel Boston Common's financial results were included in the financial results of Revere Hotel Boston Common. The amounts above, however, reflect the parking garage alone, and do not include the financial results of the hotel.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve-month hotel EBITDA and trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s trailing twelve-month EBITDA and trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016

Occupancy	83%	88%	89%	81%	85%
ADR	$240	$255	$264	$235	$249
RevPAR	$199	$224	$234	$190	$212

Hotel Revenues	$181.5	$200.5	$204.2	$180.7	$766.9
Hotel EBITDA	$58.4	$74.5	$78.8	$57.8	$269.5
Hotel EBITDA Margin	32.2%	37.2%	38.6%	32.0%	35.1%

	First Quarter
	2017

Occupancy	81%
ADR	$243
RevPAR	$196

Hotel Revenues	$177.6
Hotel EBITDA	$54.5
Hotel EBITDA Margin	30.7%

These historical hotel operating results include information for all of the hotels the Company owned as of June 23, 2017. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.